August 28, 2008

Aladdin Knowledge Systems Ltd.
15 Beit Oved St.	35 Effal Street
Tel Aviv 61110	Kiryat Arye, Petach Tikva 49511
Israel	Israel
Attention: Mr. Jacob (Yanki) Margalit, Chairman of the Board
By E-mail and Courier
Dear Sirs,
Re: Extraordinary General Meeting of Shareholders
     In accordance with Section 63(b) of the Israeli Companies Law, 1999 (the “Companies Law”) and Article 27 of the Articles of Association (the “Articles of Association”) of Aladdin Knowledge Systems Ltd. (the “Company”), Jasmine Holdco LLC, a Delaware limited liability company (“Jasmine”) hereby requests that an Extraordinary General Meeting of the shareholders of the Company be convened promptly to consider the matters further set forth below.
     As set forth in our most recent filing with the U.S. Securities and Exchange Commission on Schedule 13D, and as confirmed to you separately in connection with our pending request for a copy of the Company’s shareholder register, Jasmine currently holds 1,413,600 shares of the Company, which constitute 10.18% of the issued and outstanding share capital and the voting rights thereof.
     Jasmine believes that in light of the Company’s recent performance, it would be desirable to make certain modifications to the composition of the Board of Directors and that the Board, with such new composition, should pursue a sale transaction to maximize shareholder value. Jasmine therefore proposes that certain nominees who bring with them experience and professional capabilities be appointed as directors of the Company in place of the current members of the Board of Directors. Jasmine believes that the proposed modifications should be implemented as soon as possible.
     Accordingly, we hereby request that notice shall be provided as soon as possible (and in any event no later than 21 days from the date hereof) to all shareholders of the Company of an Extraordinary General Meeting to be held in Israel 35 days from the date of such notice (the “Meeting”), to consider and vote on the following matters and that the Company and the directors take all action necessary or advisable to cause the Meeting to be held as promptly as possible and facilitate the orderly conduct of the Meeting, including, without limitation, the administration of the shareholder vote. The agenda for the Meeting shall consist of the following proposals:
     Resolutions that (a) effective as of the close of the Meeting the service of all members of the Board of Directors, including without limitation Mr. Jacob (Yanki) Margalit, Mr. David Assia and Mr. Dany Margalit, but excluding any person serving as an Outside Director who was elected in accordance with Section 239 of the Companies Law, as directors shall terminate and they shall, as of such time and thereafter, cease to serve as a directors of the Company, (b) in accordance with Article 40 of the Articles of Association, the number of directors serving on the Board of

Directors be set at five (5), and (c) effective as of the close of the Meeting, Dr. Shelley A. Harrison, Mr. Robert J. Majteles and Mr. Isaac Applbaum shall be elected to serve as directors of the Company.
     It is proposed that the following resolutions be adopted at the Meeting:
1.	To terminate the service of all members of the Board of Directors, including without limitation, Mr. Jacob (Yanki) Margalit, Mr. David Assia, Mr. Dany Margalit, but excluding any person serving as an Outside Director who was elected in accordance with Section 239 of the Companies Law, as director of the Company effective as of the close of the Meeting.

2.	To set the number of directors serving on the Board of Directors at five (5).

3.	Provided that resolution no. 1 above is adopted:
A)	To appoint Dr. Shelley A. Harrison as director of the Company effective as of the close of the Meeting.

B)	To appoint Mr. Robert J. Majteles as director of the Company effective as of the close of the Meeting.

C)	To appoint Mr. Isaac Applbaum as director of the Company effective as of the close of the Meeting.
     Attached as Exhibit A please find a short biography of each of the nominees to be elected as directors of the Company.
     Also attached as Exhibit B is a confirmation by each nominee containing his consent to serve as a director of the Company and that he is qualified to serve as a director of the Company. Jasmine believes that it has thus provided all information that is required under the Companies Law with respect to the Meeting and the proposed resolution. There are no agreements or arrangements in place with other shareholders with respect to the proposed resolution.
     We note that the Company has not, in the past, sent Written Ballots to its shareholders pursuant to Section 87 of the Companies Law, and we assume therefore that you are of the view that the Company is not obligated to do so under applicable law. Nonetheless, to the extent that the Company concludes otherwise, we hereby attach as Exhibit C a form of Written Ballot for use in such circumstances.
     In addition, we wish to remind you of our pending request to provide us with a copy the Company’s shareholder register and substantial shareholder register.
     Please contact our attorneys, Reli Leshem and Clifford Felig of Meitar Liquornik Geva & Leshem Brandwein, with any questions or queries with respect to the foregoing.
Sincerely,
/s/ Chris Nicholson
Jasmine Holdco LLC

Exhibit A
•	DR. SHELLEY A. HARRISON

Dr. Shelley A. Harrison is a successful high tech entrepreneur, venture capital investor, and industry pioneer. Dr. Harrison co-founded and served as Chairman and first CEO of Symbol Technologies Inc. (NYSE: SBL) which received The Medal of Technology Award from President Clinton — the nation’s highest technology innovation award: “For creating the global market for laser bar code scanning and application of mobile computing and wireless local area network technologies”. Symbol grew to over $2 billion in global revenues and 5000 employees and was acquired by Motorola for $4 billion. Dr. Harrison was co-founder and Managing Partner of the high tech venture capital funds PolyVentures I & II, acting as proactive value-added investors in early stage enterprises resulting in 8 NASDAQ IPO’s. Significant high-tech Israeli startup investments included: Opal — went public and was acquired by Applied Materials; DSP Group (NASDAQ – DSPG); and DSP Communications — acquired by Intel for $1.6 billion. Dr. Harrison also founded and continues as Chairman of privately held Harrison Enterprises Inc. which provides venture capital funding, M&A, and strategic advisory services: Among other investments, Harrison Enterprise was lead venture investor in Chinese Internet startup, Sohu.com (NASDAQ – SOHU, $2.9 billion market capitalization) and currently serves as strategic technology and financing counsel to highest executive levels of governments and industry. Dr. Harrison served as: Chairman (1993 – 2006) and CEO (1996 – 2006) of Spacehab Inc.; member of the board of directors (2000 – 2007) and Chief of Strategic Planning and M&A of SafeNet, Inc. until its acquisition by Vector Capital for $630 million; member of the board of directors of NetManage, Inc. from July 1996 to May 2008 when NetManage was acquired by Micro Focus International plc. Dr. Harrison has a B.S. in Electrical Engineering from NYU and M.S. and Ph.D. in Electrophysics from Polytechnic University.

•	MR. ROBERT J. MAJTELES

Robert James Majteles is the founder and Managing Partner of Treehouse Capital, LLC, an investment firm. Prior to founding Treehouse Capital, LLC, Mr. Majteles served as chief executive officer of CAMAX Systems, Inc., ULTRADATA Corporation and Citadon, Inc. Mr. Majteles currently serves as a member of the board of directors of Macrovision Solutions Corporation (NASDAQ – MVSN), U.S. Auto Parts Network, Inc. (NASDAQ – PRTS), Unify Corporation (OTC – UFYC), Adept Technology (Nasdaq – ADEP), Inc., Comarco, Inc. (Nasdaq – CMRO), RazorGator, Inc. and Digital Chocolate, Inc. Mr. Majteles received a law degree from Stanford University in 1989 and a Bachelor of Arts degree from Columbia University in 1986. Mr. Majteles is also a lecturer at both the graduate and undergraduate levels at the University of California, Berkeley.

•	MR. ISAAC APPLBAUM

Isaac Applbaum is a founding general partner of Opus Capital focusing his efforts on finding Israeli-based investments for the firm. Previously, Mr. Applbaum was a Partner and Managing Director for Israel at Lightspeed Venture Partners an early stage venture capital firm. Prior to joining Lightspeed, Mr. Applbaum was the founder and CEO of Concorde Solutions Inc. (CSI). In 1998 Mr. Applbaum sold CSI to Bank of America becoming a Senior Vice President at the bank with responsibility for running the bank’s E-ventures group and an advisor to the strategic investments group. Before founding Concorde Solutions, Mr. Applbaum was responsible for running US operations for Advanced Technology International, a large Israeli software development company. Mr. Applbaum currently serves as a Special Advisor for Economic Development to the Israeli Prime Minister, Ehud Olmert. Mr. Applbaum is President of the Board of the California Israel Chamber of Commerce, and is on the board of directors of: The Koret Israel Economic Development Funds, Vector Intersect Acquisition Corporation (not affiliated with Vector Capital), The Western Wall Heritage Foundation and is Chairman of Start-up Jerusalem.

Exhibit B

August 13, 2008
Aladdin Knowledge Systems Ltd.
15 Beit Oved Street
Tel Aviv 61110
Israel
Dear Sirs,
Re: Extraordinary General Meeting of Shareholders
     I hereby agree to serve as director of Aladdin Knowledge Systems Ltd. if elected.
     I hereby confirm that, during the past five years, I have not (i) been convicted, by a conclusive judge met, of any of the following offenses: offenses under sections 290 – 297, 392, 415, 418 – 420 and 422 – 428 of the Israeli Penal Law 5737 – 1977 and sections 52C, 52D, 53(a) and 54 of the Israeli Securities Law – 5728-1968 ; or (ii) been convicted by a court of law outside of Israel of the offenses of bribery, deceit, offenses by managers of a corporate body or offenses involving misuse of inside information.
     I further confirm that I have not been declared incompetent or bankrupt (and, with respect to the latter, have not been discharged).

Sincerely

/s/ Shelley A. Harrison

By: Shelley A. Harrison

August 13, 2008
Aladdin Knowledge Systems Ltd.
15 Beit Oved Street
Tel Aviv 61110
Israel
Dear Sirs,
Re: Extraordinary General Meeting of Shareholders
     I hereby agree to serve as director of Aladdin Knowledge Systems Ltd. if elected.
     I hereby confirm that, during the past five years, I have not (i) been convicted, by a conclusive judge met, of any of the following offenses: offenses under sections 290 – 297, 392, 415, 418 – 420 and 422 – 428 of the Israeli Penal Law 5737 – 1977 and sections 52C, 52D, 53(a) and 54 of the Israeli Securities Law – 5728-1968 ; or (ii) been convicted by a court of law outside of Israel of the offenses of bribery, deceit, offenses by managers of a corporate body or offenses involving misuse of inside information.
     I further confirm that I have not been declared incompetent or bankrupt (and, with respect to the latter, have not been discharged).

Sincerely

Treehouse Capital LLC

/s/ Isaac Applbaum

By: Isaac Applbaum

August 13, 2008
Aladdin Knowledge Systems Ltd.
15 Beit Oved Street
Tel Aviv 61110
Israel
Dear Sirs,
Re: Extraordinary General Meeting of Shareholders
     I hereby agree to serve as director of Aladdin Knowledge Systems Ltd. if elected.
     I hereby confirm that, during the past five years, I have not (i) been convicted, by a conclusive judge met, of any of the following offenses: offenses under sections 290 – 297, 392, 415, 418 – 420 and 422 – 428 of the Israeli Penal Law 5737 – 1977 and sections 52C, 52D, 53(a) and 54 of the Israeli Securities Law – 5728-1968 ; or (ii) been convicted by a court of law outside of Israel of the offenses of bribery, deceit, offenses by managers of a corporate body or offenses involving misuse of inside information.
     I further confirm that I have not been declared incompetent or bankrupt (and, with respect to the latter, have not been discharged).

Sincerely

/s/ Robert J. Majteles

By: Robert J. Majteles

Exhibit C
ALADDIN KNOWLEDGE SYSTEMS LTD. (the “Company”)
Written Ballot pursuant to the Companies Regulations
(Voting by Written Ballot and Statements of Position) 5766 – 2006
(the “Regulations”)
Part A
1.	Company Name: Aladdin Knowledge Systems Ltd.

2.	Type of Meeting and Place of Meeting: An Extraordinary Meeting to be held on [•], 2008, at [•], at the Company’s offices at 35 Effal Street, Kiryat Arie, Petah-Tikva. In the event that a quorum shall not be present, the meeting shall be adjourned until the same day and same time on the following week.

3.	The Agenda:
1.	To terminate the service of all members of the Board of Directors, including without limitation, Mr. Jacob (Yanki) Margalit, Mr. David Assia, Mr. Dany Margalit, but excluding any person serving as an Outside Director who was elected in accordance with Section 239 of the Companies Law, as director of the Company effective as of the close of the Meeting.

2.	To set the number of directors serving on the Board of Directors at five (5).

3.	Provided that resolution no. 1 above is adopted:
A)	To appoint Dr. Shelley A. Harrison as director of the Company effective as of the close of the Meeting.

B)	To appoint Mr. Robert J. Majteles as director of the Company effective as of the close of the Meeting.

C)	To appoint Mr. Isaac Applbaum as director of the Company effective as of the close of the Meeting.
4.	Time and Place where the full version of the proposed resolutions may be reviewed: The full form of the proposed resolutions may be reviewed at the Company’s offices, 35 Effal Street, Kiryat Arie, Petah-Tikva, during business hours and subject to prior coordination by phone at [•].

5.	Information regarding Nominees:
A.	Dr. Shelley a. Harrison

Dr. Shelley A. Harrison is a successful high tech entrepreneur, venture capital investor, and industry pioneer. Dr. Harrison co-founded and served as Chairman and first CEO of Symbol Technologies Inc. (NYSE: SBL) which received The Medal of Technology Award from President Clinton — the nation’s highest technology innovation award: “For creating the global market for laser bar code scanning and application of mobile computing and wireless local area network technologies”. Symbol grew to over $2 billion in global revenues and 5000 employees and was acquired by Motorola for $4 billion. Dr. Harrison was co-founder and Managing Partner of the high tech venture capital funds PolyVentures I & II, acting as proactive value-added investors in early stage enterprises resulting in 8 NASDAQ IPO’s. Significant high-tech Israeli startup investments included: Opal — went public and was acquired by Applied Materials; DSP Group (NASDAQ – DSPG); and DSP Communications — acquired by Intel for $1.6 billion. Dr. Harrison also founded and continues as Chairman of privately held Harrison Enterprises Inc. which provides venture capital funding, M&A, and strategic advisory services: Among other investments, Harrison Enterprise was lead venture investor in Chinese Internet startup, Sohu.com (NASDAQ – SOHU, $2.9 billion market capitalization) and currently serves as strategic technology and financing counsel to highest executive levels of governments and industry. Dr. Harrison served as: Chairman (1993 – 2006) and CEO (1996 – 2006) of Spacehab Inc.; member of the board of directors (2000 – 2007) and Chief of Strategic Planning and M&A of SafeNet, Inc. until its acquisition by Vector Capital for $630 million; member of the board of directors of NetManage, Inc. from July 1996 to May 2008 when NetManage was acquired by Micro Focus International plc. Dr. Harrison has a B.S. in Electrical Engineering from NYU and M.S. and Ph.D. in Electrophysics from Polytechnic University.
B.	Mr. Robert J. Majteles
Robert James Majteles is the founder and Managing Partner of Treehouse Capital, LLC, an investment firm. Prior to founding Treehouse Capital, LLC, Mr. Majteles served as chief executive officer of CAMAX Systems, Inc., ULTRADATA Corporation and Citadon, Inc. Mr. Majteles currently serves as a member of the board of directors of Macrovision Solutions Corporation (NASDAQ – MVSN), U.S. Auto Parts Network, Inc. (NASDAQ – PRTS), Unify Corporation (OTC – UFYC), Adept Technology (Nasdaq – ADEP), Inc., Comarco, Inc. (Nasdaq – CMRO), RazorGator, Inc. and Digital Chocolate, Inc. Mr. Majteles received a law degree from Stanford University in 1989 and a Bachelor of Arts degree from Columbia University in 1986. Mr. Majteles is also a lecturer at both the graduate and undergraduate levels at the University of California, Berkeley.
C.	Mr. Isaac Applbaum
Isaac Applbaum is a founding general partner of Opus Capital focusing his efforts on finding Israeli-based investments for the firm. Previously, Mr. Applbaum was a Partner and Managing Director for Israel at Lightspeed Venture Partners an early stage venture capital firm. Prior to joining Lightspeed, Mr. Applbaum was the founder and CEO of Concorde Solutions Inc. (CSI). In 1998 Mr. Applbaum sold CSI to Bank of America becoming a Senior Vice President at the bank with responsibility for running the bank’s E-ventures group and an advisor to the strategic investments group. Before founding Concorde Solutions, Mr. Applbaum was responsible for running US operations for Advanced Technology International, a large Israeli software development company. Mr. Applbaum currently serves as a Special Advisor for Economic Development to the Israeli Prime Minister, Ehud Olmert. Mr. Applbaum is President of the Board of the California Israel Chamber of Commerce, and is on the board of directors of: The Koret Israel Economic Development Funds, Vector Intersect Acquisition Corporation (not affiliated with Vector Capital), The Western Wall Heritage Foundation and is Chairman of Start-up Jerusalem.

6.	The vote with respect to each nominee shall be separate.

7.	Required Vote for Adoption of a Resolution. In order to adopt the resolutions on the agenda the consent of a majority of the shareholders present and voting is required.

8.	This Written Ballot shall only be valid if it is accompanied by an ownership confirmation for the person for whose benefit a share is registered with a Stock Exchange Member, and such share is included within the shares registered in the Shareholders Ledger under the name of a Nominee Company (hereinafter: an “Unregistered Shareholder”) or a copy of an I.D. card, passport or Certificate of Incorporation, if such shareholder is registered in the Shareholders Ledger, which should be delivered to the Company no later than seventy two hours prior to the meeting.

9.	The Company does not allow voting through the Internet.

10.	Address for delivery of Written Ballots and Statements of Position. The Company’s offices at 35 Effal Street, Kiryat Arie, Petah-Tikva (attn. of [•]).

11.	Last Date for delivery of Statements of Position: The last date for delivery of Statement of Position to the Company is ten days after the Record Date (the “Last Date for Delivery of Statements of Position”), i.e. [•], 2008, and the last date for delivery of the board of directors’ response is no later than five days after the Last Date for Delivery of Statement of Position, i.e., [•], 2008.

12.	Address of Stock Exchange Internet Site where Written Ballots and Statements of Position may be found: www.magna.isa.gov.il and www.maya.tase.co.il.

13.	A shareholder is entitled to receive an ownership approval at the Stock Exchange Member’s offices or by mail, if so requested. Such request shall provide details for a specific securities account.

14.	An Unregistered Shareholder may receive via electronic mail, for no consideration, a link to the form of Written Ballot and Statements of Position in the distribution site through the Stock Exchange Member through which he is holding his shares, unless he has inform the Stock Exchange Member that he is not interested to receive such link or that he prefers to receive Written Ballots through mail (subject to payment). The notice of a shareholder with respect to Written Ballots shall apply also with respect to Statements of Position.

15.	A single shareholder or a number of shareholders holding shares constituting five percent or more of the total voting power in the Company, and also any person holding such percentage of all voting power not held by a controlling shareholder in the Company, as defined in section 286 of the Companies’ Law, may review the Written Ballots as set froth in Regulation 10 of the Regulations. The number of shares constituting 5% of the total voting power in the Company is [•] shares; and the number of shares constituting five percent of the total voting power not held by a controlling shareholder is [•] shares.

WRITTEN BALLOT — PART B
Company’s name: Aladdin Knowledge Systems Ltd.
Company’s Address (for delivery and receipt of Written Ballots): 35 Effal Street, Kiryat Arie, Petah Tikva (attn: [•])
Company’s No.: [•]
Meeting Date: [•]
Type of Meeting: Extraordinary
Record Date: [•]
Shareholder’s Information:
Shareholder’s Name:
ID Number:
If the shareholder does not possess an Israeli ID certificate:
Passport No.:
Country in which such passport has been issued:
Valid Until:
If such shareholder is a corporation:
Company No.
Place of Incorporation:
Manner of Voting:

Number of item on the	Manner of Voting(1)
agenda	For	Against	Abstain
1
2
3-A
3-B
3-C

(1)	No marking shall be deemed abstaining from voting with respect to the relevant mater

Signature	Date
Shareholders holding shares through a Stock Exchange Member (according to section 177(1)) – this Written Ballot shall only be valid if accompanied by an ownership approval except in the event of voting through the Internet.
With respect to Shareholders registered in the Company’s Shareholders’ Ledger – this Written Ballot shall only be valid if accompanied by a copy of ID certificate / Passport / Certificate of Incorporation.

אלדין מערכות מידע בע"מ ("החברה")

כתב הצבעה על פי תקנות החברות (הצבעה בכתב והודעות עמדה), התשס"ו – 2006 ("התקנות")

<u>חלק ראשון</u>

1. **<u>שם החברה</u>**: אלדין מערכות בע"מ.

2. **<u>סוג האסיפה המועד והמקום לכינוסה</u>**: אסיפה מיוחדת שתיערך ביום [●], בשעה [●]2008, במשרדי החברה ברח' אפעל 35, קריית אריה, פתח-תקווה. אם לא ימצא מנין חוקי, תידחה האסיפה בשבוע אחד, לאותו יום לאותה שעה ולאותו מקום.

3. **<u>פירוט הנושאים שעל סדר היום</u>**:

א. סיום לאלתר של כהונת כל הדירקטורים המכהנים בחברה, לרבות מר יעקב (ינקי) מרגלית, מר דוד אסיא ומר דני מרגלית, אך למעט הדירקטורים החיצוניים שמונו ע"פ סעיף 239 לחוק החברות, התשנ"ט – 1999.

ב. החלטה כי בחברה יכהנו 5 דירקטורים.

ג. בכפוף לאימוץ החלטה מספר 1 לעיל:

1) מינוי ד"ר שלי א. הריסון כדירקטור בחברה החל במועד נעילת האסיפה.

2) מינוי מר רוברט ג'. מייטלס כדירקטור בחברה החל במועד נעילת האסיפה.

3) מינוי מר יצחק אפלבאום כדירקטור בחברה החל במועד נעילת האסיפה.

3. **<u>המקום והשעות בהם ניתן לעיין בנוסח המלא של החלטות המוצעות</u>**: ניתן לעיין בנוסח המלא של ההחלטות המוצעות במשרדי החברה ברח' אפעל 35, קריית אריה, פתח-תקוה, בשעות העבודה המקובלות [●]ולאחר תיאום מראש בטלפון.

4. **<u>פרטים לגבי מועמד לכהונתם דירקטור</u>:**

א. <u>ד"ר שלי א. הריסון</u>

ד"ר שלי א. הריבון הינו יזם הי טק מצליח, משקיע בקרנות הון סיכון וחלוץ בתעשייה. ד"ר הריסון היה אחד מהמייסדים ושימש שיו"ר הדירקטוריון והמנכ"ל הראשון של סימבול טכנולוגיות אינק. (SBL נאסד"ק:) אשר זכתה בפרס מדליית הטכנולוגיה מידי הנשיא קלינטון (הפרס הגבוה ביותר על חדשנות טכנולוגית) בגין "יצירת שוק גלובלי לטכנולוגיות סריקת ברקוד, אפליקציות של מיחשוב נייד ורשתות מקומיות אלחוטיות." סימבול התפתחה כדי חברה בעלת הכנסות של למעלה מ 2 מיליארד דולר ארה"ב וכ- 5,000 עובדים ונרכשה ע"י מוטורולה עבור 4 מיליארד דולר ארה"ב. ד"ר הריסון הינו גם אחד המייסדים ושותף מנהל של קרנות הון הסיכון PolyVentures I & II, הפועלות כמקדמות של השקעות ע"י משקיעים בעלי ערך מוסף בחברות הזנק בשלבים התחלתיים. מהשקעות אלה נבעו נכון להיום 8 הנפקות ראשונות של חברות בנאסד"ק. השקעות משמעותיות של קרנות אלה בחברות ישראליות כוללות את: אופל – חברה אשר הונפקה ונרכשה ע"י אפלייד תקשורת אשר נרכשה ע"י אינטל בסכום של DSP), ו- DSPG (נאסד"ק – DSPמטיריאלס; קבוצת 1.6 מיליארד דולר ארה"ב. ד"ר הריסון הינו ג המייסד ומכהן כיו"ר הדירקטוריון של הריסון מיזמים אינק., חברה פרטית העסקת השקעות הון סיכון, מיזוגים ורכישות ומתן שירותי ייעוץ. בין שאר השקעותיה, שימשה הריסון מיזמים כמשקיע מוביל בהשקעה בחברת הזנק סינית בתחום האינטרנט

, בעלת שווי שוק בסף 2.9 מיליארד דולר ארה"ב), וכרגע SOHU (נאסד"ק – Sohu.com בשם
משמשת כיועץ אסטרטגי בתחומי הטכנולוגיה ומהמיון למנהלים מהדרגה הבכירה ביותר של
הריסון שימש כ: יו"ר (1993-2006) ומנכ"ל (1996-2006) של Rממשלות ושל התעשיה. ג"
; חברת הדירקטוריון (2000-2007) ומנהל תכנון אסטרטגי, מיזוגים ורכישות של Spacehab Inc.
עד לרכישתה ע"י וקטור קפיטל בסכום של 630 מיליון דולר ארה"ב; חבר SafeNet, Inc.
נרכשה ע"י NetManage מיולי 1996 ועד מאי 2008 כאשר NetManage, Inc. דירקטוריון ב
. לד"ר הריסון תואר ראשון בהנדסת חשמל באוניברסיטת ניו-Micro Focus International plc.
יורק, ותואר שני ודוקטורט באלקטרו-פיסיקה מאוניברסיטת פוליטכניק.

ב. מר רוברט ג'. מייטלס

, חברת השקעות. Treehouse Capital, LLC רוברט ג'יימס מייטלס הינו המייסד ושותף מנהל של
CAMAX, מר מייטלס שימש כמנכ"ל של Treehouse Capital, LLC לפני שייסד את
. כיום משמש מר מייטלס Citadon, Inc. ו- ULTRADATA Corporation, Systems, Inc.
(U.S., MVSN (נאסד"ק – Macrovision Solutions Corporation כחבר דירקטוריון של
(, UFYC – OTC (Unify Corporation), PRTS נאסד"ק – Auto Parts Network, Inc.
(, CMRO (נאסד"ק – Comarco, Inc.), ADEP (נאסד"ק – Adept Technology Inc.
. מר מייטלס משמש כמרצה באוניברסיטת Digital Chocolate, Inc. ו- RazorGator, Inc.
ברקלי.

ג. מר יצחק אפלבאום

יצחק אפלבאום הינו שותף כללי מייסד של אופוס קפיטל ומרכז את מאמציו במציאת השקעות בעלות
בסיס בישראל עבור החברה. בעבר שימש מר אפלבאום כשותף ודירקטור מנהל בנושא ישראל ב
, קרן הון סיכון המתמחה החברות בשלבים ראשונים. מר Lightspeed Venture Partners
ב- 1998 מר אפלבאום (CSI) Concorde Solutions Inc. אפלבאום שימש כמייסד ומנכ"ל של
ומונה כסגן נשיא בכיר בבנק ובעל האחריות להפעלת קבוצת ה Bank of America ל CSI מכר את
של הבנק וכיועץ לקבוצת ההשקעות האסטרטגיות. לפני הקמת קונקורד פתרונות, מר E-ventures
, חברת Advanced Technology International אפלבאום היה אחראי פעילות בארה"ב של
ישראלית גדולה לפיתוח תוכנה. מר אפלבאום משמש כיום ביועץ מיוחד לפיתוח כלכלי לראש
ממשלת ישראל מר אהוד אולמרט. מר אפלבאום הינו נשיא הדירקטוריון של לשכת המסחר ישראל –
קליפורניה והינו חבר דירקטוריון ב: Vector, Koret Israel Economic Development Funds
(The Western, Vector Capital (לא קשורה לחברת Intersect Acquisition Corporation
Wall Heritage Foundation והינו יו"ר הדירקטוריון של Start-up Jerusalem.

5. ההצבעה לגבי כל מועמד לכהונת דירקטור תיעשה בנפרד.

6. <u>**רוב הדרוש לקבלת החלטה באסיפה הכללית**</u>: לצורך אישור הצעות ההחלטה שעל סדר היום דרושה הסכמת רוב בעלי המניות הנוכחים בהצבעה במניין קולות.

7. לכתב הצבעה יהיה תוקף רק אם צורף לו אישור בעלות של מי שלזכותו רשומה אצל חבר בורסה מניה ואותה מניה נכללת בין המניות הרשומות במרשם בעלי המניות על שם חברה לרישומים (להלן: "**בעל מניות לא רשום**"), או צילום תעודת זהות, דרכון או תעודת התאגדות, אם בעל המניות רשום בספרי החברה, ויש להמציאו לחברה עד שבעים ושתיים שעות לפני מועד ההצבעה.

8. החברה אינה מאפשרת הצבעה באמצעות האינטרנט.

9. <u>**מען למסירת כתבי הצבעה והודעות עמדה:**</u> משרדי החברה ברח' אפעל 35, קריית אריה, פתח-תקוה (לידי [●].)

10. <u>**מועד אחרון להודעות עמדה:**</u> המועד האחרון להמצאת הודעות עמדה לחברה הינו עשרה ימים לאחר המועד הקובע ([●], 2008, והמועד האחרון להמצאת תגובת ("**המועד האחרון למשלוח הודעות עמדה**"), קרי:

<u>כתב הצבעה - חלק שני</u>

<u>שם החברה</u>: אלדין מערכות מידע בע"מ.

<u>מען החברה (למסירה ומשלוח כתבי הצבעה)</u>: רח' אפעל 35, קריית אריה, פתח-תקווה (לידי [●]).

<u>מס' החברה</u>: [●]

<u>מועד האסיפה</u>: [●], 2008

<u>סוג האסיפה</u>: מיוחדת

<u>המועד הקובע</u>: [●]

<u>פרטי בעל המניות</u>:

<u>שם בעל המניות</u>: ______________

<u>מס' זהות</u>: __________________

אם אין לבעל המניות תעודת זהות ישראלית –

<u>מס' דרכון</u>: __________________

<u>המדינה שבה הוצא</u>: ___________

<u>בתוקף עד</u>: _________________

אם בעל המניות הוא תאגיד –

<u>מס' התאגיד</u>: _______________

<u>מדינת התאגדות</u>: ____________

אופן ההצבעה

מספר הנושא שעל סדר היום, כמפורט בדו"ח המיידי	אופן ההצבעה[1]		**2.**
	בעד	נגד	נמנע
1			
2			
3-א'			
3-ב'			
3-ג'			

(1) אי סימון ייחשב כהימנעות מהצבעה באותו נושא.

חתימה ______________   תאריך ______________